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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          July 20, 1999
                                                 -------------------------------


                         INTERPLAY ENTERTAINMENT CORP.
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              (Exact Name of Registrant as Specified in Charter)


        Delaware                   0-24363                   33-0102707
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(State or Other Jurisdiction     (Commission              (I.R.S. Employer
    of Incorporation)            File Number)            Identification No.)


              16815 Von Karman Avenue, Irvine, California  92606
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               (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code        (949) 553-6655
                                                   -----------------------------


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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

     On July 20, 1999, Interplay Entertainment Corp. (the "Company") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Titus Interactive S.A. ("Titus") and Brian Fargo ("Fargo") pursuant to which Titus will purchase 6.25 million shares of the Company's Common Stock at a purchase price of $4 per share, for aggregate consideration of $25 million (the "Stock Sale"). The consummation of the Stock Sale is subject to certain conditions, including the approval of the Stock Sale by the Company's stockholders. The Stock Sale and the additional transactions contemplated thereby are expected to close following the Company's stockholder meeting scheduled for August 24, 1999.

     In connection with the Stock Purchase Agreement, Fargo and Titus have entered into an Exchange Agreement pursuant to which Fargo will exchange 2,000,000 of his shares of the Company's Common Stock for 96,666 shares of Titus Common Stock (the "Exchange"). Titus previously made a $10 million equity investment in the Company in March 1999, and holds an option to purchase 4,658,216 shares of the Company's Common Stock currently held by Universal Studios, Inc. (the "Universal Option"). Following the exercise of the Universal Option and the closing of the Stock Sale and the Exchange, Titus will own approximately 57% of the Company's outstanding Common Stock.

     Also in connection with the Stock Purchase Agreement, the Company, Titus and Fargo have negotiated a voting agreement which provides for certain restrictions on the voting of the shares of Company Common Stock held by Titus and Fargo, and gives Titus and Fargo certain rights and imposes certain obligations with respect to transfers or sales of such shares. Further, the Company has negotiated employment agreements with Fargo and with Titus President Herve Caen, which provide that, following the closing of the Stock Sale and the transactions contemplated thereby, Messrs. Fargo and Caen will serve as the Company's Chief Executive Officer and President, respectively.

     A copy of the Company's press release announcing the signing of the Stock Purchase Agreement and the transactions contemplated thereby is attached as
Exhibit 99.1 to this Report and incorporated herein by this reference.

Item 7.   Financial Statements and Exhibits

      (a) Not Applicable.

      (b) Not Applicable.

      (c) Exhibits. The following exhibits are filed as part of this Report.


          Exhibit Number      Description

               99.1 Press Release - July 22, 1999 - Interplay Signs Agreement with Titus Interactive For $25 Million Equity Financing.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERPLAY ENTERTAINMENT CORP.



Date:  July 29, 1999                By: /s/ Brian Fargo
                                        -------------------------
                                        Brian Fargo,
                                        Chief Executive Officer

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                                 EXHIBIT INDEX


                                                                   Sequentially
Exhibit Number                     Description                     Numbered Page
--------------   -----------------------------------------------   -------------

     99.1        Press Release - July 22, 1999 - Interplay Signs         5
                 Agreement with Titus Interactive For $25 Million
                 Equity Financing.



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